UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 9, 2020, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of Hyatt Hotels Corporation (the “Company”), in its capacity as Administrator of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, granted performance share units or “PSUs” pursuant to a Performance Share Unit Agreement approved by the Committee consistent with the form filed herewith as Exhibit 10.1 (the “2020 PSU Agreement”). The PSUs will vest and be paid out in shares of Class A common stock at the end of a five-and-a-half-year performance period if earned based on achievement of certain pre-determined goals (as approved by the Committee prior to the grant of the PSUs), and generally subject to the PSU holder’s continued employment through the performance period (except in the case of certain qualifying terminations of employment or the occurrence of a change of control of the Company). If the threshold goal is not achieved with respect to a performance goal, then the PSUs that could be earned based on attainment of such performance goal will be forfeited and none will vest. Within 30 days after vesting, the Company will deliver to the holder of the PSUs a number of shares of Class A common stock of the Company equal to the number of PSUs that vested.

The PSUs granted on December 9, 2020 vest based on attainment of performance goals over a performance period beginning on June 30, 2020 and ending on December 31, 2025 or the occurrence of a change in control.

The target number of PSUs granted on December 9, 2020 to the Company’s named executive officers is as follows: Mark S. Hoplamazian – 77,162; Joan Bottarini – 10,829; H. Charles Floyd – 18,106; and Mark R. Vondrasek – 11,845. The target number of PSUs was determined with consideration of the five-and-a-half-year performance period, which is longer than the historical three-year performance period used by the Company with respect to prior PSU awards. The maximum number of PSUs that can be earned is 150% of the target number of PSUs.

The foregoing description of the December 9, 2020 PSU grant is qualified in its entirety by reference to the terms of the form 2020 PSU Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2020, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 658,030 shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock”). All 658,030 shares of Class B Common Stock were converted into shares of Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock”), in connection with the sales of an aggregate of 658,030 shares of Class B Common Stock by certain selling stockholders into the public market pursuant to Rule 144 under the Securities Act of 1933, as amended. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total authorized number of shares of capital stock of the Company by 658,030 shares. The total number of authorized shares of the Company is now 1,404,033,330, such shares consisting of 1,000,000,000 shares designated Class A Common Stock, 394,033,330 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, par value $0.01 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Retirement of 658,030 Shares of Class B Common Stock

10.1	Form of 2020 Performance Share Unit Agreement under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: December 11, 2020	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary